UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2015

Blue Sphere Corporation

(Exact name of registrant as specified in its charter)

Nevada	333-147716	98-0550257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 McCullough Drive, 4th Floor, Charlotte, North Carolina 28262

(Address of principal executive offices)  (Zip Code)

704-909-2806

(Registrant’s telephone number, including area code)

35 Asuta St., P.O.B 857, Even Yehuda, Israel 40500

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report, all references to the terms “we”, “us”, “our”, “Blue Sphere” or the “Company” refer to Blue Sphere Corporation and its wholly-owned subsidiaries, unless the context clearly requires otherwise.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2015, our Board of Directors (the “Board”) increased the authorized number of directors on the Board from three to five directors. On the same date, the Board approved the appointments of Shimon Erlichman and Itai Haboucha to the Board to fill these newly created vacancies.

There are no arrangements or understandings between Mr. Erlichman or Mr. Haboucha and any other persons pursuant to which Mr. Erlichman or Mr. Haboucha were selected as directors, and there have been no transactions since the beginning of our last fiscal year, or transactions that are currently proposed, regarding Mr. Erlichman or Mr. Haboucha that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As of the date of this report, the Board has not appointed any Board committees, but it may do so in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Sphere Corporation

Dated:	October 7, 2015	By:	/s/ Shlomi Palas
		Name:	Shlomi Palas
		Title:	President and Chief Executive Officer